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                                                                    EXHIBIT 99.1

Contact:                                                   FOR IMMEDIATE RELEASE
Lilly Donohue
(212) 798-6118

              GLOBAL SIGNAL CLOSES $1.2 BILLION SPRINT TRANSACTION
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Sarasota, Florida. May 26, 2005 - Global Signal Inc. (NYSE: GSL) today announced that it has closed its previously disclosed transaction with Sprint Corporation
(NYSE: FON) under which Global Signal will have the exclusive right to lease or operate approximately 6,600 communications towers for 32 years. Under the terms of the transaction, Global Signal will also have the option to purchase the towers and certain related assets from Sprint at the end of the lease term at a price of approximately $2.3 billion. At the closing, Global Signal paid approximately $1.2 billion in cash to Sprint for the transaction.

As the exclusive operator of the Sprint towers, Global Signal will take over existing collocation arrangements with tenants who currently lease space on the towers. In addition, Global Signal may sublease space on the towers to additional third party tenants. Sprint, whose Nationwide PCS Network covers more than 250 million people throughout the United States, has committed to sublease space from Global Signal on approximately 6,400 of the towers for a minimum of
10 years.

The towers are located in various attractive major metropolitan areas throughout the United States, and further enhance Global Signal's exposure to markets in the western, southeastern and northeastern regions of the country. In particular, more than 75% of Global Signal's tower portfolio will now be located in the top
100 basic trading areas (or BTAs) of the wireless industry, with approximately
61% of all towers concentrated in the top 50 BTAs. In addition, substantially all of the Sprint towers' current revenue is derived from wireless telephony tenants, which will result in more than 80% of Global Signal's revenues being derived from wireless telephony carriers, government and investment grade tenants.

With respect to the transaction, Global Signal's Chairman and Chief Executive
Officer, Wesley Edens, said "We are pleased to have completed this transaction, which marks a significant transformation for Global Signal, making us the third largest wireless communications tower company in the United States. We now have one of the best tower portfolios in the industry and expect the Sprint towers to have an accretive effect on our distributable cash flow in the third quarter of
2005."

David Grain, Global Signal's President, added "The Sprint towers deal has nearly tripled the size of our tower portfolio and has significantly increased our presence in strategic areas of the United States that have the strongest concentration of wireless traffic. This large transaction, along with our smaller tower purchases, continues to reflect our strong

focus on driving dividend growth and shareholder value by accretively deploying capital."

ABOUT GLOBAL SIGNAL

Global Signal, the third largest wireless communications tower company in the
United States, currently owns, leases or operates approximately 11,000 towers and other communications sites (including the Sprint towers discussed in this press release). Global Signal is organized and conducts its operations to qualify as a real estate investment trust for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit http://www.gsignal.com.

SAFE HARBOR

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
including, but not necessarily limited to, statements regarding the anticipated accretive effect of the transaction and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s),"
"intend(s)," "plan(s)," "target(s)," "project(s)," "will," "believe(s),"
"seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. Global Signal can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Global Signal's expectations include, but are not limited to: lease-up rates on acquired towers; integration costs; continued
ability to finance acquired towers in the asset backed securities markets;
changes in interest rates and financial and capital markets; and such other risk factors as may be discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2005 and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in
Global Signal's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.